Exhibit 99.1

Mark Spears to Step Down at Year End

CHICAGO, May 21, 2009 (GLOBE NEWSWIRE) — LKQ Corporation (Nasdaq:LKQX) today announced that Mark T. Spears, Executive Vice President and Chief Financial Officer, intends to resign at or about the end of 2009 to pursue personal interests. LKQ has begun a search for his successor. Mr. Spears confirmed that he will continue his duties until a successor is in place. “I will assist with the selection of our new CFO and will help train the new CFO to make the transition as smooth as possible. My target date is December 31, 2009, but I have pledged to remain as CFO as long as my services are needed.”

Speaking of Mr. Spears many contributions to LKQ, Joseph M. Holsten, President and CEO said, “Mark has been an integral part of LKQ for 10 years, and we greatly appreciate his professionalism, his service and his friendship. He is handing over his department in excellent shape, which should make this transition seamless.”

In addition, LKQ and Mr. Spears have entered into a Consulting Agreement that begins on the date of his resignation and continues for five years thereafter. Under the Consulting Agreement, Mr. Spears will provide consulting services as needed with respect to financial matters, including the Company’s financial statements and capital structure.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled OEM products and refurbished OEM collision replacement products such as wheels, bumper covers and lights used to repair light vehicles. LKQ operates approximately 280 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light–duty trucks and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new OEM replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacements parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•	increasing competition in the automotive parts industry;

•	our ability to increase or maintain revenue and profitability at our facilities;

•	uncertainty as to our future profitability on a consolidated basis;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap and other metals that could adversely affect our financial results;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	the risk that Keystone’s business will not be integrated successfully or that we will incur unanticipated costs of integration;

•	claims by original equipment manufacturers that attempt to restrict or eliminate the sale of aftermarket products;

•	decreases in the supply of end of life and crush only vehicles that we process and sell for scrap; and

•	other risks that are described in our Form 10-K filed February 27, 2009 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements. We assume no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made except as required by law.

CONTACT:

LKQ Corporation

Sarah Lewensohn, Director, Investor Relations

(312) 621-2793

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding LKQ Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties,

some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors. These factors include those described in our filings with the

Securities and Exchange Commission.